UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): February 23, 2011
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-12488 (Commission File Number)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07	— Submission of Matters to a Vote of Security Holders.
As reported in the Powell Industries, Inc. (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, at the annual meeting of stockholders of the Company held on February 23, 2011, Eugene L. Butler, Christopher E. Cragg and Bonnie V. Hancock were re-elected as directors of the Company with terms ending in 2014. The other directors continuing in office after the meeting are Joseph L. Becherer, James F. Clark, Patrick L. McDonald, Thomas W. Powell, Stephen W. Seale, Jr. and Robert C. Tranchon. As to each nominee for director, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, were as follows:
Proposal No. 1: Election of directors

Nominee	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Non-Votes
Eugene L. Butler	8,513,266	—	1,061,828	—	—
Christopher E. Cragg	9,184,252	—	390,842	—	—
Bonnie V. Hancock	9,325,901	—	249,193	—	—
In addition at this annual meeting, the stockholders approved the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s executives and the related compensation discussion and analysis contained in the Company’s proxy statement relating to such annual meeting as follows:
Proposal No. 2: “Say-on-Pay” advisory vote

FOR 9,372,480	AGAINST 139,015	ABSTAIN 24,221
Finally, the stockholders approved that the frequency of future “say-on-pay” proposals would be every year as follows:
Proposal No. 3: Frequency of future “Say-On-Pay” advisory votes

ONE YEAR 4,633,432	TWO YEARS 105,946	THREE YEARS 4,175,224	ABSTAIN 6,946
In accordance with the stockholders’ recommendation, the Company has determined that a non-binding, advisory vote on executive officers’ compensation will be conducted annually, until the next stockholder non-binding, advisory vote on the frequency for stockholders’ non-binding, advisory vote on executive officers’ compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: July 22, 2011	By:	/s/Don R. Madison
Don R. Madison
Executive Vice President Chief Financial and Administrative Officer (Principal Accounting and Financial Officer)

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